EXHIBIT 10.1

FIFTH AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

AND AMENDMENT TO PROMISSORY NOTES

DATED:	As of June 30, 2005

PARTIES:	Lithia Financial Corporation	(“LFC”)

	Lithia Motors, Inc.	(“LMI”)

	Lithia Aircraft, Inc.	(“LAI”)

AND:	U.S. Bank National Association	(“Lender”)

This Agreement amends (a) the Amended and Restated Loan Agreement between the parties and Lithia Salmir, Inc. dated as of December 28, 2001, as amended by agreements dated April 2, 2003, February 6, 2004, and December 22, 2004, (collectively, the “Loan Agreement”); (b) the promissory note dated December 22, 2004, executed by LFC and LAI (i) in the principal amount of $35,000,000.00; and (ii) in the principal amount of $15,000,000.00 (each, a “Note” and collectively, “Notes”).

For valuable consideration, the parties agree as follows:

1.                                      Amendment to Loan Agreement.

a.                                       Section 3.3.3 of the Loan Agreement is deleted and replaced with the following:

3.3.3                        Principal Payments.  The principal balance of the New Revolving Note shall be due and payable on May 1, 2007.

2.                                      Amendment to Note.  Section 6(a) of each of the Notes is deleted and replaced with the following:

(a)                                  Principal.  Principal is payable on May 1, 2007 (“Maturity Date”).

3.                                      Conditions Precedent.  The effectiveness of this Agreement is subject to satisfaction of each of the following conditions:

a.                                       Lender has received executed originals of this Agreement and such other Loan Documents as Lender requires and each Loan Party has provided such information and satisfied such requirements as Lender reasonably requires.

b.                                      No Default has occurred and is continuing.

c.                                       All representations and warranties in the Loan Agreement are true and correct as of the date of this Agreement.

4.                                      Defined Terms.  Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

5.                                      Reaffirmation.  Each Loan Party reaffirms the representations and warranties in each of the existing Loan Documents and agrees that (a) except as amended previously or in connection herewith, each Loan Document is and shall remain valid and enforceable in accordance with its terms and (b) such Loan Party has no claims, defenses, setoffs, counterclaims or claims for recoupment against Lender or the indebtedness and obligations represented by the Notes, Guaranties, LC Agreements, Letter of Credit, and other Loan Documents.

6.                                      Expenses.  Borrower shall pay all costs, fees and expenses incurred by Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other document required to be furnished herewith, including without limitation the charges of Lender’s legal counsel.

7.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall be deemed to constitute but one document.

8.                                      Copies.  Each Loan Party acknowledges receipt of a copy of this amendment.  The Loan Agreement and Notes, together with all amendments thereto from time to time, are “transferable records” as defined in applicable law relating to electronic transactions.  Therefore, Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Loan Agreement and Notes (and all amendments thereto) that is an authoritative copy of the Loan Agreement and Notes as defined in such law.  Lender may store the authoritative copy in its electronic form and then destroy the paper original as part of Lender’s normal business practices.  Lender, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

9.                                      Disclosure.  Under Oregon law, most agreements, promises and commitments made by lenders concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower’s residence must be in writing, express consideration and be signed by the lender to be enforceable.

LITHIA FINANCIAL CORPORATION		LITHIA MOTORS, INC.

By:	Sidney B. DeBoer	By:	Sidney B. DeBoer
Title:	Chief Executive Officer	Title:	Chief Executive Officer

LITHIA AIRCRAFT, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	Sidney B. DeBoer	By:	Andrew Hein
Title:	Chief Executive Officer	Title:	Vice President